UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2645 Silver Crescent Drive

Charlotte, North Carolina 28273

(Address of principal executive offices) (zip code)

(704) 378-5700

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 22, 2024, JELD-WEN Holding, Inc. (the “Company”), closed its previously announced private offering of $350 million of its 7.000% senior unsecured notes due 2032 (the “Notes”). The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering will be used to fund the (i) redemption of all of the outstanding 4.625% Senior Notes due 2025 previously issued by JELD-WEN, Inc., a direct, wholly-owned subsidiary of the Company (“JWI”), scheduled to occur on September 13, 2024, and (ii) partial repayment of outstanding borrowings under JWI’s term loan facility, dated as of October 15, 2014 (as amended or otherwise modified from time to time), among the Company, JWI, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Term Loan Facility”). The Notes were issued pursuant to an indenture, dated August 22, 2024, among the Company, the guarantors party thereto and Truist Bank, as trustee (the “Indenture”).

Interest and Maturity

The Notes bear interest at a rate of 7.000% and mature on September 1, 2032. The Notes pay interest semi-annually in arrears.

Optional Redemption Provisions

At any time prior to September 1, 2027, upon not less than 30 nor more than 60 days’ notice, the Notes will be redeemable at the Company’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Thereafter, upon not less than 30 nor more than 60 days’ notice, the Company may redeem the Notes, at its option, in whole or in part, subject to the payment of a redemption price plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies from 3.500% to 0% depending on the year of redemption.

In addition, at any time prior to September 1, 2027, upon not less than 30 nor more than 60 days’ notice, the Company may, within specified time periods, redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price equal to 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Company, so long as (i) at least 50% of the sum of the aggregate principal amount of the initial Notes and any additional Notes issued under the Indenture (the “Additional Notes”) (other than initial Notes or Additional Notes held by the Company or any of its affiliates) remains outstanding immediately after the occurrence of each such redemption and (ii) each such redemption occurs within 120 days of the date of closing of each such equity offering.

Change of Control Repurchase Right

The Company or a third party has the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to such change of control offer. The holders of the Notes will also have the right to require the Company to repurchase their Notes upon the occurrence of a change in control, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Guarantees

The Notes are jointly and severally guaranteed on a senior unsecured basis by JWI and each of JWI’s domestic subsidiaries (collectively, the “Guarantors”) that guarantees indebtedness under the Term Loan Facility. In addition, to the extent lenders under the indebtedness giving rise to a guarantee of the Notes release the relevant Guarantor from its obligations, such Guarantor will also be released from its obligations under the Notes.

Ranking

The Notes and the guarantees are the senior unsecured obligations of the Company and each Guarantor and are (i) pari passu in right of payment with all existing and future senior indebtedness (including the Corporate Credit Facilities (as defined in the Indenture) and the Existing Senior Notes (as defined in the Indenture)) of the Company and each Guarantor; (ii) structurally subordinated to any existing or future secured indebtedness of the Company and the Guarantors (including the Corporate Credit Facilities) to the extent of the value of the collateral securing such indebtedness; (iii) structurally subordinated to all existing and future indebtedness, claims of holders of preferred stock and other liabilities of subsidiaries of the Company that do not guarantee the Notes; and (iv) senior in right of payment to any future Subordinated Indebtedness (as defined in the Indenture) of the Company and each Guarantor.

Restrictive Covenants

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell or transfer certain assets; (v) create liens on certain assets to secure debt; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (vii) enter into certain transactions with its affiliates; and (viii) designate its subsidiaries as unrestricted subsidiaries.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 with respect to the Indenture is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 22, 2024, the Company issued a press release announcing the completion of the Notes offering. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 22, 2024, among JELD-WEN Holding, Inc., the guarantors party thereto and Truist Bank, as trustee (including form of Notes).

99.1	Press Release issued by JELD-WEN Holding, Inc., dated August 22, 2024, announcing the completion of the Notes offering.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JELD-WEN HOLDING, INC.

Date: August 22, 2024	By:	/s/ Samantha L. Stoddard
	Name:	Samantha L. Stoddard
	Title:	Executive Vice President and Chief Financial Officer